UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013 (August 30, 2013)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On August 30, 2013, ABF Freight System, Inc. (“ABF”), the largest subsidiary of Arkansas Best Corporation (Nasdaq: ABFS), announces that the United States Court of Appeals for the Eighth Circuit has affirmed the lower court’s decision to dismiss ABF’s complaint against the International Brotherhood of Teamsters, various YRC subsidiaries, and other parties for violations of the National Master Freight Agreement. ABF is disappointed in the court’s ruling and the fact that YRC received three rounds of concessions from the IBT that ABF did not also receive. ABF is assessing the opinion and determining whether to pursue additional options. Since filing the lawsuit in 2010, ABF has negotiated its own separate five-year contract agreement with the IBT called the ABF National Master Freight Agreement, which was ratified by a majority of its Teamster employees in June, 2013. As previously stated, the lawsuit and the recent contract negotiations were separate events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	August 30, 2013	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and
Corporate Secretary